Exhibit 99.2

Management Commentary

First Quarter 2015 Results

The RetailMeNot, Inc. (“RetailMeNot”) earnings call will begin on May 5, 2015 at 7:00am central time (8:00am eastern time) and will include prepared commentary followed by a Q&A session. This “Management Commentary” is being posted to provide investors and analysts with additional detail in advance of the quarterly earnings call and will not be read on the call.

To access the live broadcast of the brief remarks and Q&A session, please visit the Investor Relations section of RetailMeNot’s website at http://investor.retailmenot.com. A complete reconciliation between GAAP and non-GAAP financial measures can be found in our earnings release at http://investor.retailmenot.com.

Also, please note that comments on growth rates below refer to year-over-year changes unless otherwise indicated.

Strategy and Market Outlook

RetailMeNot operates the world’s largest marketplace for digital offers. We are a leading innovator in connecting retailers with the right shoppers anytime, anywhere to increase consumer engagement and drive sales. Our mission is to combine the power of technology and community to deliver savings to the world.

We provide consumers in our markets with hundreds of thousands of discounts and deals from retailers and brands and we offer our retailers an “always on,” scalable platform that enables them to connect with shoppers across channels and devices.

•	Combined, our marketplace has over 600,000 digital offers from over 70,000 retailers and brands, including offers from approximately 90 of the Top 100 Internet Retailers as ranked by Internet Retailer Magazine.

•	The sources of content across our marketplace continue to make the RetailMeNot experience unique. Today, approximately 60% of our offers are user-generated content, retailer exclusives to RetailMeNot as well as offers sourced by our staff.

•	At the end of Q1, with over 720 million visits from consumers over the trailing twelve month period, we have a wealth of information on the types of offers that resonate with consumers across multiple categories. This information results in insights and best practices we are able to pass along to our paid retailers. We believe delivering innovation and marketing insights has helped our paid retailers drive new customer acquisition and sales growth.

First Quarter Financial Highlights

•	Total net revenues were $60.4 million, a decline of 1%.

•	Mobile online transaction net revenues were $5.6 million, up 137%.

•	Advertising and in-store net revenues were $ million, up 100%.

•	Desktop online transaction net revenues were $47.1 million, down 14%.

•	First quarter international net revenues were flat at $13.7 million, and represented 23% of total net revenues.

•	GAAP net income was $4.1 million, reflecting a decline of 33%; non-GAAP net income was $10.8 million, reflecting a decline of 15%.

•	EPS was $0.07 per share and non-GAAP EPS of $0.20 per share, based on 55.0 million fully-diluted, weighted-average shares outstanding.

•	Adjusted EBITDA was $18.7 million and represented 31% of total net revenues.

First Quarter Consumer Engagement Overview

Large and growing audience delivered via our integrated channels.

•	Total visits in the quarter were 179.9 million, up 16%. Our traffic growth was driven by visitors to our mobile websites, as we continue to see consumer preference shift from desktop to mobile.

•	Mobile visits in the quarter were 70.7 million, up 111%, representing 39% of total visits in the quarter.

•	Monthly mobile unique visitors in the quarter totaled 18.4 million, up 55%.

•	As of March 31, 2015, worldwide subscribers to our emails increased to 35.9 million, up 76%.

Focus on strong content quality and improving consumer experience.

•	Content quality remains a priority. We had 24% growth in the number of exclusive offers and believe our content and high quality user experience continues to attract a large audience of consumers to RetailMeNot. For example:

•	We have improved the effectiveness of our push notifications via enhanced targeting logic. The open rate on our push notifications is up 105%.

•	Enhancements to the onboarding process have increased the number of users who “opt-in” to receive push notifications and login to our mobile apps.

•	Early personalization efforts on email and the RetailMeNot App cover flow are underway. While historically, all of our users have seen the same content in the same order, tests in the first quarter are making headway in providing consumers with an individual experience on these platforms.

Commitment to retailer satisfaction is driving results.

•	Our Retailer & Brand Solutions Team concentrates on our largest paid retailers and brands, which represent the majority of our total net revenues. This team is structured with single retailer account ownership, organized by vertical expertise and account size. We made strong hiring progress on this team in the quarter, bringing on approximately 50% of our target positions, including nearly all of our senior hires. We are excited by the talent that has joined the Retailer & Brand Solutions Team and believe the team’s structure will allow us to develop more strategic relationships with our paid retailers and brands. In addition, we are expanding the number of retailers on which this team concentrates in order to grow our net revenues from previously unmanaged paid retailers.

•	Although early, retailers’ and brands’ response to our strategic relationship model approach is exciting. We are now having more strategic discussions, and those discussions have resulted in the rollout of longer term, comprehensive digital marketing packages.

•	Delivering compelling value to retailers also remains a focus, and we continue to compile attribution studies – across both in-store and online, and work closely with our retailers and brand partners alongside third-party attribution vendors to demonstrate RetailMeNot’s ability to deliver return-on-investment. For example:

•	We recently completed a study with a third-party attribution firm to help a large multi-category retailer better quantify and measure in-store traffic to determine incrementality for in-store offers. For the testing period, RetailMeNot ran an offer to determine how many shoppers were driven into the retailer’s physical store location as a result of viewing our content. The analysis of the campaign concluded that:

•	The offer was viewed 3 million times on the RetailMeNot App across multiple in app placements;

•	Over 27 thousand unique visitors entered a store location after viewing the offer on the RetailMeNot App; and

•	Of those visitors, 49% were unlikely to have entered the store otherwise (without having seen the offer).

•	While we are primarily paid commissions based on retailer online sales to our visitors, our services and monetization approaches vary based on a retailer’s or brand’s objectives and can include ad placements in our desktop and mobile channels, in-store promotions, email and seasonal campaigns or push notifications. The flexibility we are able to offer our paid retailers in constructing our relationship and solutions has been a strong selling point and is viewed as a key competitive differentiator for retailers.

Increased engagement through our in-store platform and mobile apps.

•	Our first quarter represented a strong showing for in-store and advertising net revenues. In total, net revenues from advertising plus in-store were $7.7 million, resulting in growth of 100% versus a year ago.

•	We continue to pursue an “always on” strategy across our retailer and brand partnerships.

Overall, RetailMeNot saw a strong first quarter. We believe shopping is a “multi-channel journey” spanning online, mobile and in-store touch-points. Throughout the year, we will continue to innovate on new products, offer types and features to enhance our ability to deliver the best, most relevant offers to consumers while providing retailers and brands with more compelling solutions to reach consumers on their path to purchase. We feel we are off to a solid start to the year and feel great about the focus and performance of our teams across the globe.

First Quarter Financial Review

•	Net revenues during the first quarter were $60.4 million, down 1%.

•	First quarter international net revenues were flat at $13.7 million, and represented 23% of total net revenues.

•	GAAP net income was $4.1 million, reflecting a decline of 33%; non-GAAP net income was $10.8 million, reflecting a decline of 15%.

•	EPS was $0.07 per share and non-GAAP EPS was $0.20 per share, each based on 55.0 million fully-diluted, weighted-average shares outstanding.

•	Adjusted EBITDA was $18.7 million and represented 31% of total net revenues.

In total, commissions paid to us as a result of consumer purchases made online using our marketplace represented approximately 87% of our net revenues in the quarter, with the balance coming from our advertising and in-store and solutions.

Gross margins were strong at 91%, and cost of net revenues was 9%, consistent with our expectations and slightly up from the prior year. Cost of net revenues consists of direct and indirect costs incurred to generate net revenues. These are primarily costs related to technology services for content delivery and the employee costs for managing content operations and technology infrastructure.

Operating Expenses

During our first quarter, we continued to invest in key long-term growth initiatives such as consumer acquisition and product innovation and development, while delivering adjusted EBITDA of $18.7 million, and adjusted EBITDA margins of 31%.

Product development expense for the quarter was $13.3 million, or 22% of net revenues, up from $10.7 million, or 18% last year. Product development expense consists primarily of personnel, stock-based compensation and other related costs attributed to product management and software engineering teams, and third-party contractors. The increase in spend reflects the expansion of our engineering teams, and technology related investments to enhance our content quality, user experience, mobile solutions and data and analytics capabilities. This increase is partially offset by the capitalization of $1.5 million in internal costs related primarily to infrastructure and product initiatives focused on personalization and content delivery.

Sales and marketing expense for the quarter was $21.6 million, or 36% of net revenues, compared to $21.2 million, or 35% last year. Sales and marketing expense consists primarily of personnel and stock-based compensation costs across our Retailer & Brand Solutions, marketing, SEO and business intelligence employees, as well as online and other advertising and media expenditures, paid search and other marketing expenses.

General and administrative expense for the quarter was $9.6 million, or 16% of net revenues, compared to $9.3 million, or 15% of net revenues. General and administrative expense consists primarily of the personnel, stock-based compensation and related costs of our general corporate functions, which will vary from quarter to quarter. Growth in general and administrative expense primarily reflects investments in people, business infrastructure and professional costs associated with managing our increased scale and public company compliance requirements.

Our total global employee base exiting the quarter was 558. We plan to continue to invest in our talent to help drive our growth initiatives.

Other Expenses

Depreciation and amortization expense for the quarter was $3.9 million, compared to $4.2 million and stock-based compensation expense was $6.8 million, compared to $5.0 million in the prior year. Higher stock-based compensation was due to the expansion of our employee base and a greater mix of equity-based awards granted to employees toward restricted stock units to enhance our ability to attract and retain key talent.

Income from Operations

Income from operations for the quarter was $7.1 million, or 12% of net revenues, compared to $10.8 million, and 18% of net revenues last year.

Provision for Income Taxes

The provision for income taxes for the quarter was $2.4 million, reflecting an effective tax rate of 37.1%, compared to a provision for income taxes of $4.2 million and an effective tax rate of 41.1% last year. As a reminder, during Q1 of 2014, we implemented our global corporate structure. For 2014, this change increased our effective tax rate due to the tax costs incurred to implement the structure.

Net Income

GAAP net income was $4.1 million for the quarter, reflecting a decrease of 33%, compared to $6.1 million last year.

Non-GAAP net income was $10.8 million, reflecting a decrease of 15%, compared to $12.6 million last year.

Earnings per Share (EPS)

EPS for the quarter was $0.07 per share, based on 55.0 million fully-diluted, weighted-average shares outstanding.

Non-GAAP EPS was $0.20 per share, based on 55.0 million fully-diluted, weighted-average shares outstanding.

Liquidity and Capital Resources

Cash flow from operations during the quarter was $30.6 million and we ended the first quarter with $280.3 million of cash and equivalents.

Capital expenditures for the quarter were $2.3 million, primarily reflecting investments in facilities, domains and technology licenses.

Share Repurchase Program

During the first quarter, we purchased approximately 1.4 million shares at an average price of $17.52 for a total of approximately $24.5 million. Our share purchases were funded by borrowing under our revolving credit facility.

(Our updated outlook and financial guidance is provided in our earnings release and will be discussed on the earnings call)

Non-GAAP Financial Measures

To provide investors with additional information regarding our financial results, this document includes references to Adjusted EBITDA, non-GAAP net income and non-GAAP net income per share, all of which are non-GAAP financial measures. For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures, see the tables provided in RetailMeNot’s earnings release dated May 05, 2015.

RetailMeNot defines adjusted EBITDA as net income plus depreciation, amortization of intangible assets, stock-based compensation expense, third-party acquisition-related costs, other non-cash operating expenses (including compensation arrangements entered into in connection with acquisitions), net interest expense, other non-operating income or expense (including net foreign exchange gains and losses) and income taxes.

RetailMeNot discloses adjusted EBITDA because it is a key measure used by RetailMeNot and its board of directors to understand and evaluate RetailMeNot’s financial and operating performance, establish budgets and operational goals and as an element in determining executive compensation. RetailMeNot believes adjusted EBITDA also facilitates period-to-period comparisons of operations that could otherwise be masked by the effect of the expenses that RetailMeNot excludes in this non-GAAP financial measure and facilitates comparisons with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results.

Our presentation of non-GAAP net income and non-GAAP net income per share excludes the impact of amortization of purchased intangible assets, stock-based compensation expense, third party acquisition-related costs, other non-cash operating expenses (including compensation arrangements entered into in connection with acquisitions) and income taxes, net of the tax effect of the adjustments above. These measures are not key metrics used by RetailMeNot or its board of directors to measure financial or operating performance or otherwise manage the business. However, RetailMeNot provides non-GAAP net income and non-GAAP net income per share as supplemental information for investors, as they facilitate period-to-period comparisons of operations that could otherwise be masked by the effect of the expenses that RetailMeNot excludes in these non-GAAP financial measures and facilitates comparisons with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results.

Adjusted EBITDA, non-GAAP net income and non-GAAP net income per share have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of RetailMeNot’s results as reported under GAAP. Because of these limitations, you should consider Adjusted EBITDA, non-GAAP net income and non-GAAP net income per share alongside other financial performance measures, including various cash flow metrics, net income and RetailMeNot’s other GAAP results.

Forward-looking Statements

This document contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included herein regarding RetailMeNot’s strategy, future operations, future financial position, future net revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would” and similar expressions (or the negative of these terms) are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about management’s estimates regarding future net revenues and financial performance, visits, monthly mobile unique visitors, e-mail subscribers, other consumer metrics and other statements about management’s beliefs, intentions or goals. RetailMeNot may not actually achieve the expectations disclosed in the forward-looking statements, and you should not place undue reliance on RetailMeNot’s forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results or events to differ materially from the expectations disclosed in the forward-looking statements, including, but not limited to, (1) RetailMeNot’s ability to attract visitors to its websites from search engines; (2) RetailMeNot’s ability to monetize digital offers available through its mobile solutions; (3) RetailMeNot’s ability to attract and retain paid retailers and maintain its relationships with performance marketing networks; (4) risks related to RetailMeNot’s ability to manage its growth, including accurately planning and forecasting its financial results; (5) RetailMeNot’s ability to obtain and maintain digital offer content and maintain the positive perception of its brand; (6) the competitive environment for RetailMeNot’s business; (7) changes in consumer sentiment regarding RetailMeNot’s use of cookies; (8) RetailMeNot’s need to manage regulatory, tax and litigation risks, including regulations imposing sales tax on e-commerce or m-commerce; (9) RetailMeNot’s ability to protect consumer data and its intellectual property; (10) RetailMeNot’s ability to manage international business uncertainties; (11) the impact and integration of recent and future acquisitions; and (12) other risks and potential factors that could affect RetailMeNot’s business and financial results identified in RetailMeNot’s filings with the Securities and Exchange Commission (the “SEC”), including its annual report on Form 10-K filed with the SEC on February 25, 2015. Additional information will also be set forth in RetailMeNot’s future quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that RetailMeNot makes with the SEC. RetailMeNot does not intend or undertake any duty to release publicly any updates or revisions to any forward-looking statements contained herein.